UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 1, 2015

Griffin-American Healthcare REIT III, Inc.
(Exact name of registrant as specified in its charter)

Maryland	333-186073 (1933 Act)	46-1749436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18191 Von Karman Avenue, Suite 300 Irvine, California		92612
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (949) 270-9200
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
STOCK PURCHASE PLANS
Effective as of January 1, 2015, Jeffrey T. Hanson, our Chairman and Chief Executive Officer and Managing Director of American Healthcare Investors, LLC, or American Healthcare Investors, our co-sponsor, Danny Prosky, our director, President and Chief Operating Officer and Managing Director of American Healthcare Investors, and Mathieu B. Streiff, our Executive Vice President, General Counsel and Managing Director and General Counsel of American Healthcare Investors, each entered into executive stock purchase plans, or the Executive Stock Purchase Plans.
Pursuant to the Executive Stock Purchase Plans, Messrs. Hanson, Prosky and Streiff irrevocably agreed to invest 100% of all of their net base salary and cash bonus compensation, after taxes and other withholdings, paid on or after January 1, 2015, earned as employees of American Healthcare Investors directly into shares of our common stock sold pursuant to our registered initial public offering, or our Offering. The Executive Stock Purchase Plans terminate on December 31, 2015 or earlier upon the occurrence of certain events, including an early termination of our Offering.

Additionally, effective as of January 1, 2015, certain of our officers and key division heads of American Healthcare Investors also entered into stock purchase plans, or the Stock Purchase Plans. Shannon K S Johnson, our Chief Financial Officer and the Chief Financial Officer and Treasurer of American Healthcare Investors; Stefan K.L. Oh, our Senior Vice President of Acquisitions and the Senior Vice President, Acquisitions of American Healthcare Investors; Cora Lo, our Secretary and the Senior Vice President, Securities Counsel of American Healthcare Investors; Chris Rooney, our Vice President, Asset Management and the Senior Vice President, Asset Management of American Healthcare Investors; along with Damon Elder, Senior Vice President, Marketing and Communications of American Healthcare Investors each entered into Stock Purchase Plans in which they irrevocably agreed to invest 15.0%, 15.0%, 10.0%, 15.0% and 10.0%, respectively, of their net base salaries, after taxes and other withholdings, paid on or after January 1, 2015, earned as employees of American Healthcare Investors into our shares of common stock sold pursuant to our Offering. The Stock Purchase Plans terminate on December 31, 2015 or earlier upon the occurrence of certain events, including an early termination of our Offering.

The shares of common stock will be purchased at a price of $9.00 per share, reflecting the purchase price of the shares offered to the public in our Offering reduced by selling commissions and the dealer manger fee in connection with such transactions.

DISTRIBUTION DECLARATION

Our board of directors authorized a daily distribution to our stockholders of record as of the close of business on each day of the period commencing on January 1, 2015 and ending March 31, 2015.
The distributions will be calculated based on 365 days in the calendar year and will be equal to $0.001643836 per share of common stock. These distributions will be aggregated and paid in cash monthly in arrears. The distributions declared for each record date in the January 2015, February 2015 and March 2015 periods will be paid in February 2015, March 2015 and April 2015, respectively, only from legally available funds.

The information furnished under this Item 8.01 of this Current Report on Form 8-K shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin-American Healthcare REIT III, Inc.

January 6, 2015	By:/s/ Jeffrey T. Hanson
Name: Jeffrey T. Hanson
Title: Chief Executive Officer